CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of
Additional Information constituting parts of this Post-Effective Amendment No. 48 to the registration statement on Form N-1A (the “Registration Statement”) of our reports dated
November 12, 2012, relating to the financial statements and financial highlights appearing in the
September 30, 2012 Annual Reports to Shareholders of Vanguard Capital Opportunity Fund,
Vanguard Global Equity Fund, Vanguard Strategic Equity Fund, and Vanguard Strategic Small-Cap
Equity Fund (comprising Vanguard Horizon Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements”
and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of
Additional Information.

PricewaterhouseCoopers LLP
Philadelphia, PA
February 27, 2013